SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Salant Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                                 [LOGO salant]

                              TO OUR STOCKHOLDERS

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Salant Corporation on Wednesday, May 23, 2001, 10:00 a.m., at the Company's offices, 1114 Avenue of the Americas, 36th Floor, New York, New York.

      The information enclosed includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement describes the agenda and procedures of the meeting as well as specific agenda items. The operations of Salant Corporation may also be discussed. We welcome your comments and hope you will attend the meeting.

      Whether or not you plan to attend in person, it is important that you return the enclosed proxy card so that your shares will be represented at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR each of the matters described in the Proxy Statement to be presented at the Annual Meeting.

      PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

      Thank you.

                                        Sincerely,


                                        /s/ Michael J. Setola

                                        Michael J. Setola
                                        Chairman of the Board and
                                        Chief Executive Officer

April 27, 2001

                               SALANT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001

                                   ----------

To the Stockholders of Salant Corporation:

      Notice is hereby given that the Annual Meeting of Stockholders of Salant Corporation ("Salant" or the "Company") will be held at the Company's offices, 1114 Avenue of the Americas, 36th Floor, New York, New York on Wednesday, May 23, 2001, at 10:00 a.m., New York City time, for the following purposes:

      (1) Election of TWO (2) directors to the Board of Directors to hold office until the 2004 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified; and

      (2) Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

      Only stockholders of record at the close of business on Monday, April 16, 2001 will be entitled to vote at the Annual Meeting or any postponements or adjournments thereof.

      Whether or not you expect to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy in the accompanying prepaid envelope. You may revoke your proxy at any time before it is voted by filing with the Assistant Secretary of Salant a written revocation or a proxy bearing a later date, or by attending and voting at the Annual Meeting.

                                        By Order of the Board of Directors,


                                        /s/ William R. Bennett

                                        William R. Bennett
                                        Assistant Secretary

New York, New York
April 27, 2001

                               SALANT CORPORATION
                          1114 Avenue of the Americas
                            New York, New York 10036

                                   ----------

                                PROXY STATEMENT

                                   ----------

                              GENERAL INFORMATION

      This Proxy Statement is furnished to holders of common stock, par value $1.00 per share (the "Common Stock"), of Salant Corporation (the "Company" or "Salant") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, May 23, 2001 at the Company's offices, 1114 Avenue of the Americas, 36th Floor, New York, New York, 10:00 A.M., New York City time, and at any postponements or adjournments thereof (the "Annual Meeting").

Solicitation

      The mailing of this Proxy Statement and proxy card to stockholders of the Company will commence on or about April 30, 2001. A copy of the Annual Report to Stockholders for the fiscal year ended December 30, 2000 (the "2000 fiscal year") accompanies this Proxy Statement. The cost of this solicitation will be borne by the Company. In addition to solicitation of proxies by mail, some of the officers, directors, and/or regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegraph, facsimile or in person. Proxies may also be solicited by Mellon Investor Services LLC at a cost of approximately $5,500 plus out-of-pocket expenses. The Company will, upon request, reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in forwarding proxy material to their principals. The Company's principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 221-7500.

Voting Procedures

      Only stockholders of record on April 16, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding and entitled to vote 9,901,140 shares of Common Stock held by 967 stockholders of record. For information regarding the current ownership of Common Stock by the Company's principal stockholders and management, see "Voting Securities and Principal Holders" and "Directors and Executive Officers" herein.

      Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. On matters brought before the Annual Meeting as to which a choice has been specified by stockholders on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the TWO nominees for director listed in this Proxy Statement. The directors listed in this Proxy Statement will be elected by a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting. Other business, if any, brought before the Annual Meeting shall be voted FOR or AGAINST by the persons designated to vote the proxies as they, in their discretion, determine. In connection with the election of the directors, abstentions and broker non-votes will have no effect since the directors will be elected by a majority of the votes cast at the Annual Meeting.

      Under Delaware law, stockholders will not have appraisal rights or similar rights in connection with any proposal set forth in this Proxy Statement.

Revocation of Proxies

      A stockholder may revoke their proxy by delivering notice in writing, or a properly executed proxy bearing a later date, to the Assistant Secretary of the Company, or by attending the Annual Meeting and giving notice to the Assistant Secretary of their intention to vote in person, at any time before their proxy is voted.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

      The Amended and Restated Bylaws (the "Bylaws") of the Company provide that the number of directors of the Company shall not be less than three nor more than ten members, and that the Board be divided into three classes, with the members of each class serving staggered three-year terms. Salant's Board presently consists of five (5) members, as follows: Class One director, Talton
R. Embry, whose term expires in 2003 (the "Class One Director"); Class Two directors, G. Raymond Empson and Ben Evans, whose terms expire in 2001 (and if re-elected at the Annual Meeting, in 2004) (the "Class Two Directors"); and Class Three directors, Rose Peabody Lynch and Michael J. Setola, whose terms expire in 2002 (the "Class Three Directors").

      At the Annual Meeting, the stockholders will elect two directors to serve as Class Two Directors. The Class Two Directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2004 or until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. In the event any nominee is unwilling to serve as a Class Two Director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company.

      Set forth below is a brief biography of each nominee for election as a Class Two Director, each of whom currently serves as a director of the Company, and of all other members of the Board who will continue in office.

Nominee Directors

      G. Raymond Empson, director nominee, age 63, was appointed as a member of the Board on May 11, 1999. Mr. Empson is currently the President of Keep America Beautiful, Inc., a non-profit, public education organization dedicated to the enhancement of American communities through beautification, litter prevention, recycling and neighborhood improvement programs. Prior to that, from 1994 to early 1997, Mr. Empson was an independent business consultant to institutional investors, boards of directors and corporate management with respect to strategic and operational issues. From 1991 to 1994, he was President and Chief Executive Officer of Collection Clothing Corp. Prior to that, until 1990, Mr. Empson was President and Chief Executive Officer of Gerber Childrenswear, Inc. From 1976 to 1986, he was Executive Vice President of Buster Brown Apparel, Inc.

      Ben Evans, director nominee, age 71, was appointed as a member of the Board on May 11, 1999. Mr. Evans joined S.D. Leidesdorf & Company, a predecessor firm to Ernst & Young, in 1954 as a junior accountant. He became a partner at that firm in 1968. From 1978 through 1989, Mr. Evans was a member of the corporate financial service group of Ernst & Whinney, also a predecessor firm to Ernst & Young, concentrating on bankruptcy assignments, generally on behalf of unsecured creditors' committees, with special emphasis in the apparel, retailing, food, drug and pharmaceutical industries. From 1989 until his retirement in 1999, Mr. Evans was a consultant for Ernst & Young in its corporate financial services group, continuing his work in the bankruptcy area.

Vote Required and Board of Directors' Recommendation

      Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the results of the vote.

      The Board of Directors Recommends a Vote FOR the Election of G. Raymond Empson and Ben Evans as Class Two Directors for Terms Ending at the 2004 Annual Meeting of Stockholders. Proxies will be Voted FOR the Election of G. Raymond Empson and Ben Evans Unless Otherwise Specified in the Proxy.

Continuing Directors

      Talton R. Embry, age 54, a Class One Director, is currently the Chairman and Chief Investment Officer of Magten Asset Management Corp. ("Magten"). He has been with Magten since 1978. Mr. Embry is also a director of Anacomp, Inc., BDK Holdings, Inc. and Imperial Parking Corporation. Mr. Embry became a director of the Company effective May 11, 1999.

      Rose Peabody Lynch, age 51, a Class Three Director, is currently the President of Marketing Strategies, LLC, a marketing strategy consulting firm based in New York City. From 1996 to 1999 Ms. Lynch was an independent consultant and in 1999 founded Marketing Strategies, LLC. From 1993 to 1996 Ms. Lynch was the Vice President and General Merchandise Manager of Victoria's Secret Bath and Fragrance in Columbus, Ohio. Prior to that, Ms. Lynch was President of Trowbridge Gallery, from 1989 to 1993. From 1987 to 1989 Ms. Lynch was President of Danskin, Inc. From 1982 to 1987 Ms. Lynch held marketing director positions at Elizabeth Arden and Charles of the Ritz. Ms. Lynch became a director of the Company effective May 11, 1999.

      Michael J. Setola, age 42, a Class Three Director, was elected Chief Executive Officer and Chairman of the Board of the Company on December 29, 1998. Prior to that time, Mr. Setola was President of Salant's Perry Ellis Division since January 1994 and President of Salant's Children's Division from October 1991 to January 1994.

Meetings of the Board of Directors and the Committees

      During the 2000 fiscal year, there were six meetings of the Board. During the 2000 fiscal year, none of the directors attended fewer than 75 percent of the aggregate number of meetings held by (i) the Board during the period that he or she served as a director, and (ii) the committees of which he or she was a member during the period that he or she served on these committees.

      The Board has established six standing committees to assist it in the discharge of its responsibilities.

      The Executive Committee did not formally meet during the 2000 fiscal year. The members of this Committee are Messrs. Setola (Chairperson) and Embry. The Committee, to the extent permitted by law, may exercise all the power of the Board during intervals between meetings of the Board.

      The Audit Committee met five times during the 2000 fiscal year. The members of the Committee are Messrs. Evans (Chairperson) and Empson and Ms. Lynch. The Committee meets independently with representatives of the Company's independent auditors and reviews the general scope of their work and the results thereof. In addition, the Committee reviews the Company's financial statements and other documents submitted to stockholders and regulators, and affirms the independence of the independent auditors. The Committee also reviews the fees charged by the independent auditors and matters relating to internal control systems, and meets periodically with the Company's Chief Financial Officer. The Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's independent auditors and for recommending to the Board the selection of Salant's independent auditors. At the meeting of the Board held on May 9, 2000, the Company adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A (the "Audit Committee Charter").

      The Compensation Committee did not formally meet during the 2000 fiscal year. The members of the Committee are Messrs. Embry (Chairperson) and Empson and Ms. Lynch. The Committee is responsible for reviewing and recommending to the Board compensation for officers and certain other management employees.

      The Stock Plan Committee met once during the 2000 fiscal year. The members of the Committee are Messrs. Embry (Chairperson) and Empson and Ms. Lynch. The Committee is responsible for administering and granting awards under the Company's Stock Award and Incentive Plan.

      The Nominating Committee did not formally meet during the 2000 fiscal year. The members of the Committee are Ms. Lynch (Chairperson) and Mr. Evans. The Committee is responsible for proposing nominees for director for election by the stockholders at each Annual Meeting and proposing candidates to fill any vacancies on the Board. Although there are no formal procedures for stockholders to make recommendations for committee appointments or recommendations for nominees to the Board, the Board will consider recommendations from stockholders, which should be addressed to William R. Bennett, the Company's Assistant Secretary, at the Company's address set forth on the first page of this Proxy Statement.

      The Qualified Plan Committee met four times during the 2000 fiscal year. The members of the Committee are Mr. Empson (Chairperson) and Ms. Lynch. The Committee is responsible for overseeing the administration of the Company's pension and savings plans.

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Board serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's reporting process. The Company's independent accountants and auditors, Deloitte & Touche LLP, are responsible for expressing an opinion as to whether the audited financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America. The Audit Committee Charter was approved by the Board on May 9, 2000. The Audit Committee met five times during 2000.

      The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In this context, the Audit Committee hereby reports as follows:

      1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management, including the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

      2. The Audit Committee has discussed with its independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented;

      3. The Audit Committee has received the written disclosures and the letter from its independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountant's independence from management and the Company, and considered the compatibility of non-audit services with the accountant's independence; and

      4. Based on the review and discussions referred to in paragraphs 1. through 3. above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, for filing with the Securities and Exchange Commission.

      Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

                                        Audit Committee

                                        Ben Evans, Chairperson
                                        G. Raymond Empson
                                        Rose Peabody Lynch

                               EXECUTIVE OFFICERS

      The following table sets forth certain information, as of April 16, 2001 with respect to the executive officers of Salant:

                                                                                                Officer of
Name                                   Age     Positions and Offices                           Salant Since
----                                   ---     ---------------------                           -------------
Michael J. Setola................      42      Chairman of the Board and                       December 1998
                                               Chief Executive Officer

Awadhesh K. Sinha................      55      Chief Operating Officer and                       July 1999
                                               Chief Financial Officer                         February 1999

William O. Manzer................      48      President of Perry Ellis Menswear Division        May 2000

Jerry J. Kwiatkowski.............      39      Executive Vice President of Design                May 1999

Howard Posner....................      45      Executive Vice President of Sourcing              May 1999

      Biographical information concerning the executive officers (except Michael
J. Setola) is set forth below. Biographical information concerning Michael J. Setola is set forth under the caption "Proposal No. 1 -- Election of Directors".

      Awadhesh K. Sinha was elected Chief Financial Officer of Salant in February 1999 and to the additional office of Chief Operating Officer in July 1999. Prior to this time, Mr. Sinha was Executive Vice President of Operations and Chief Financial Officer of the Perry Ellis Division since 1998, Executive Vice President and Chief Financial Officer of the Perry Ellis Division since 1992, Vice President of Finance of the Manhattan Industries group since 1983 and joined the Company as a Division Controller in 1981.

      William O. Manzer was appointed President of the Perry Ellis Menswear Division in May, 2000. Prior to this time, Mr. Manzer was Executive Vice President of Merchandising for the Company as of May, 1999 and Executive Vice President of Merchandising of the Perry Ellis Division since January, 1995.

      Jerry J. Kwiatkowski was appointed Executive Vice President of Design for the Company in May, 1999. Prior to this, Mr. Kwiatkowski was Vice President of Design for the Perry Ellis Division since June 1994.

      Howard Posner was appointed Executive Vice President of Sourcing for the Company in May, 1999. Prior to this, Mr. Posner was Executive Vice President of Global Sourcing for the Company since 1996, and Executive Vice President of Dress Shirt Sourcing for the Company since 1992.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

      The following table sets forth certain information as of April 16, 2001 with respect to each person or group who is known to the Company, in reliance on filings with the Securities and Exchange Commission (the "SEC"), to be the "beneficial owner" (as defined in regulations of the SEC) of more than 5% of the outstanding shares of Salant Common Stock.

                    BENEFICIAL OWNERS OF MORE THAN 5% OF THE
                   OUTSTANDING SHARES OF SALANT COMMON STOCK

Name and Address                                               Amount and Nature of     Percent of
of Beneficial Owner                                            Beneficial Ownership      Class(1)
-------------------                                            --------------------     ----------
Magten Asset Management Corporation .......................         6,197,446(2)         62.6%(2)
  35 E. 21st Street
  New York, NY 10010

High River Limited Partnership ............................         1,807,898(3)         18.3%(3)
  100 South Bedford Road
  Mount Kisco, NY 10549

Riverdale LLC .............................................                   (3)             (3)
  100 South Bedford Road
  Mount Kisco, NY 10549

Carl C. Icahn .............................................                   (3)             (3)
  c/o Icahn Associates Corporation
  767 Fifth Avenue, 47th Floor
  New York, NY 10153

Pichin Corporation Master Trust for TWA Retirement Plans...           886,693(4)          9.0%(4)
  767 Fifth Avenue
  New York, NY 10153

New Generation Advisers, Inc. .............................                   (4)             (4)
  225 Friend Street, Suite 801
  Boston, MA 02114

----------
(1) This percentage is calculated on the basis of 9,901,140 shares outstanding as of April 16, 2001.
(2) Magten Asset Management Corp. ("Magten"), a Delaware corporation, is a registered investment adviser, has investment discretion over certain managed accounts of its investment advisory clients and certain private investment funds for which it serves as general partner or investment manager. Investment advisory clients, on whose behalf the shares are held in managed accounts, have the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of shares. Mr. Talton R. Embry, a managing director and the sole shareholder of Magten, is a director of the Company and has investment discretion over various pension plans of Magten. As of April 16, 2001, Magten and Mr. Embry are deemed to beneficially own 6,186,938 (62.5%) and 6,197,446 (62.6%) shares of Common Stock, respectively. All shares are held by managed accounts. The Common Stock deemed to be beneficially owned by Magten and Mr. Embry is held for investment purposes. Notwithstanding the foregoing, Mr. Embry, as a member of the Board of Directors of the Company, has had discussions with management. Mr. Embry and Magten have not entered into any agreements or arrangements relating to the Common Stock. Of the amount shown above, Mr. Embry holds sole voting power and sole dispositive power as to 10,508 shares of Common Stock and Magten holds sole voting power and sole dispositive power as to no shares of Common Stock. Mr. Embry and Magten have the shared power to vote or direct the vote of 4,505,379 shares. Mr. Embry and Magten have shared dispositive power as to 6,197,446 shares. Pursuant to SEC Rule 13(d)-4 under the Securities Exchange Act of 1934, Mr. Embry and Magten have declared that filings made thereunder shall not be construed as an admission that each is the beneficial owner of the Common Stock. Share information is finished in reliance on the Form 4 dated February 13, 2001 of Magten filed with the SEC and additional information provided directly from Magten to the Company.
(3) High River Limited Partnership ("High River") has the sole power to vote and dispose of the 1,807,898 shares of Common Stock beneficially owned by it. High River does not share the power to vote or to direct the vote of, or the power to dispose or to direct the disposition of, the Common Stock owned by it. Riverdale LLC ("Riverdale") as general partner of High River, may be deemed, for purposes of determining beneficial ownership pursuant to SEC Rule 13(d)-3, to have the shared power with High River to dispose or direct the disposition of, the 1,807,898 shares of Common Stock owned by High River. Mr. Carl C. Icahn, as the sole member of Riverdale, may be deemed, for the purpose of determining beneficial ownership pursuant to SEC Rule 13(d)-3, to have the shared power with High River to dispose or direct the disposition of the 1,807,898 shares of Common Stock owned by High River. Share information is furnished in reliance on the Schedule 13G dated July 26, 1999 of High River filed with the SEC.

(4) Pichin Corp. Master Trust for TWA Retirement Plans ("Pichin") is indirectly controlled by New Generation Advisers, Inc., a Massachusetts Corporation ("New Generations") and a registered investment advisor, by virtue of the fact that New Generation has the authority to vote and dispose of the Company's shares. The parties have stated that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" under SEC Rule 13(d)-3. Share information is furnished in reliance on the Schedule 13G dated February 18, 2000 of Pichin, New Generations and ACF Industries Inc. Master Trust filed with the SEC.

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information as of April 16, 2001 with respect to the beneficial ownership of Common Stock by each of the directors of the Company, the Chief Executive Officer and each of the four most highly compensated other executive officers of the Company (the "Named Executive Officers") and all directors and executive officers of the Company as a group.

                 Beneficial Ownership of Salant Common Stock by
                   Directors and Executive Officers of Salant

                                                                   Amount and Nature of      Percent of
Name of Beneficial Owner                                          Beneficial Ownership(1)     Class(2)
------------------------                                          --------------------       ----------
Michael J. Setola .............................................          299,368(3)             2.9%

Awadhesh K. Sinha .............................................           88,848(4)               *

Talton R. Embry ...............................................        6,197,446(5)            62.6%

G. Raymond Empson .............................................            4,000(6)               *

Ben Evans .....................................................            4,000(6)               *

Jerry J. Kwiatkowski ..........................................           33,334(7)               *

Rose Peabody Lynch ............................................            4,000(6)               *

William O. Manzer .............................................           33,334(7)               *

Howard Posner .................................................           33,334(7)               *

All directors and executive officers as a group (9 persons) ...        6,697,664(8)            64.7%

----------
  *   Represents less than one percent.
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person currently has the right to acquire, or will have the right to acquire, within 60 days following April 16, 2001. Stock Options expire ten years from the date of grant or earlier, due to the separation of the grantee, as defined in the Salant Corporation 1999 Stock Award and Incentive Plan.
(2) As of April 16, 2001, there were 9,901,140 shares outstanding. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any security which such person or persons has the right to acquire within 60 days following April 16, 2001 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.
(3) This amount includes 21,591 shares held directly and 277,777 shares issuable upon the exercise of stock options which such person has the right to acquire within 60 days following April 16, 2001.
(4) This amount includes 22,181 shares held directly and 66,667 shares issuable upon the exercise of stock options which such person has the right to acquire within 60 days following April 16, 2001.
(5) This amount includes 6,186,938 shares beneficially owned by Magten Asset Management Corporation. Mr. Embry disclaims beneficial ownership of any shares of Common Stock held by Magten Asset Management Corporation.
(6) This amount represents 4,000 shares issuable upon the exercise of stock options which such person has the right to acquire within 60 days following April 16, 2001.
(7) This amount represents 33,334 shares issuable upon the exercise of stock options which such person has the right to acquire within 60 days following April 16, 2001.
(8) The 6,697,664 shares held by all directors and executive officers of Salant include (i) 6,241,218 shares held directly by, or attributable to, directors and executive officers and (ii) 456,446 shares issuable upon the exercise of stock options held by all directors and executive officers that are exercisable on, or may become exercisable within sixty days of, April 16, 2001.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and holders of more than 10% of the Common Stock to file with the SEC reports of ownership and changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Based on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except for the late (1 day) filings of the Statements of Changes of Beneficial Ownership of Securities on Form 4 by Magten Asset Management Corporation.

                             DIRECTORS COMPENSATION

      Directors who are not employees of Salant are paid an annual retainer of $13,000 and an additional fee of $600 for attendance at each meeting of the Board or of a committee of the Board (other than the Executive Committee) as well as $5,000 per year for service on the Executive Committee, $3,000 per year for service on the Audit Committee, $2,000 per year for service on the Compensation Committee, $2,000 per year for service on the Qualified Plan Committee and $1,000 per year for service on the Nominating Committee. In addition, the Chairperson of each Committee is paid an annual fee of $1,000.

      In addition, during fiscal year 2000, each non-employee director, excluding Talton R. Embry, was granted options to purchase 500 shares of Common Stock at an exercise price of $2.87 per share.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded or earned for fiscal years 1998 through 2000 for services in all capacities to the Company by the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                            Annual                 Long Term
                                                                        Compensation(1)           Compensation
                                                                 ----------------------------  Number of Securities
                                                                                               Underlying Options      All Other
Name                 Principal Positions                         Year   Salary ($)  Bonus ($)        Granted       Compensations ($)
----                 -------------------                         ----   ----------  --------- -------------------- -----------------
Michael J. Setola    Chairman of the Board                       2000     699,038    700,000               0           46,260(3)
                       and Chief Executive Officer
                     Chairman of the Board                       1999     664,109    780,000         277,777           89,805(4)
                       and Chief Executive Officer(2)
                     President of Perry Ellis Division           1998     442,308    270,000               0           10,160(5)

Awadhesh K. Sinha    Chief Operating Officer                     2000     349,520    210,000               0           10,260(5)
                       and Chief Financial Officer
                     Chief Operating Officer                     1999     312,822    260,000         100,000           10,160(5)
                       and Chief Financial Officer(6)
                     Executive Vice President Operations         1998     228,175     84,000               0           10,160(5)
                       and Chief Financial Officer
                       of Perry Ellis Division

William O. Manzer    President of Perry Ellis Menswear(7)        2000     310,962    175,000               0            4,150(5)
                     Executive Vice President of Merchandising   1999     351,044    175,000          50,000            4,800(5)
                     Executive Vice President of Merchandising   1998     276,538     92,750               0            4,800(5)
                       Perry Ellis Division

Howard Posner        Executive Vice President of Sourcing        2000     277,692     98,000               0            8,720(5)
                     Executive Vice President                    1999     266,977    192,500          50,000            8,720(5)
                       of Global Sourcing(8)
                     Executive Vice President                    1998     262,692    132,500               0            8,720(5)
                       of Global Sourcing

Jerry J. Kwiatowski  Executive Vice President of Design          2000     308,462    108,500               0            8,054(5)
                     Executive Vice President of Design(9)       1999     295,904    165,000          50,000                0
                     Executive Vice President of Design          1998     250,965     89,250               0                0
                       of Perry Ellis Division

----------
(1)   Includes amounts earned in fiscal year, whether or not deferred.
(2)   Mr. Setola was appointed Chief Executive Officer in December, 1998.
(3)   Consists of (i) housing allowance of $36,000, (ii) auto allowance and
      (iii) matching contributions under the Company's Long Term Savings and Investment Plan (the "Savings Plan")
(4) Consists of (i) housing allowance of $35,446, (ii) auto allowance, (iii) costs of $44,199 associated with retention of legal counsel for Mr. Setola relating to employment agreement negotiations and (iv) matching contributions under the Savings Plan.
(5) Consists of (i) auto allowance and (ii) matching contributions under the Savings Plan.
(6) Mr. Sinha was appointed Chief Financial Officer in February, 1999 and Chief Operating Officer in July, 1999.
(7)   Mr. Manzer was appointed President of Perry Ellis Menswear in May, 2000.
(8)   Mr. Posner was appointed Executive Vice President of Sourcing in May,
      1999.
(9)   Mr. Kwiatkowski was appointed Executive Vice President of Design in May,
      1999.

Option Grants for Fiscal Year 2000

      None of the Named Executives Officers received any stock option grants during fiscal year 2000.

Option Exercises and Values for Fiscal Year 2000

      None of the Named Executive Officers exercised any stock option grants during fiscal year 2000.

      The following table sets forth, as of December 30, 2000, for each of the Named Executive Officers, (i) the total number of unexercised options to purchase Common Stock (exercisable and unexercisable) held at December 30, 2000 and (ii) the value of such options which were in-the-money at December 30, 2000 (based on the difference between the closing price of the Common Stock on December 29, 2000, the last trading day of the fiscal year ended December 30, 2000 and the exercise price of the option). The Company has not issued any stock appreciation rights.

                 AGGREGATED FISCAL YEAR-END 2000 OPTION VALUES

                                                  Number of Securities Underlying      Value of Unexercised
                                                        Unexercised Options            In-the-Money Options
                                                         at Fiscal Year-End            at Fiscal Year-End(1)
                                                  -------------------------------  -----------------------------
Name                                                Exercisable    Unexercisable   Exercisable     Unexercisable
----                                              -------------    --------------  -----------     -------------
Michael J. Setola........................             185,185          92,592           $0              $0
Awadhesh K. Sinha........................              66,667          33,333            0               0
William O. Manzer........................              33,334          16,666            0               0
Howard Posner............................              33,334          16,666            0               0
Jerry J. Kwiatkowski.....................              33,334          16,666            0               0

----------
(1) The closing price of the Common Stock on December 29, 2000, the last trading day of the fiscal year ended December 30, 2000, was $2.50 per share.

Salant Corporation Retirement Plan

      Salant sponsors the Salant Corporation Retirement Plan (the "Retirement Plan"), a noncontributory, final average pay, defined benefit plan. A participant becomes vested upon completion of 5 years of service. The Retirement Plan provides pension benefits and benefits to surviving spouses of participants who die prior to retirement. The following table shows the annual pension benefits which would be payable to members of the Retirement Plan at normal retirement after specific periods of service at selected salary levels, assuming the continuance of the Retirement Plan.

      Estimated Annual Pension Payable to Member Upon Retirement at Age 65

Average Annual Compensation in
Highest Five Consecutive Years                  Number of Years of Service(2)
of the Last 15 Years Preceding     ---------------------------------------------------------
         Retirement(1)                10         20           25           30          35
------------------------------     -------     -------      -------      -------     -------
         $ 60,000                  $ 4,552     $ 9,103      $11,379      $13,655     $15,931
           80,000                    7,052      14,103       17,629       21,155      24,681
          100,000                    9,552      19,103       23,879       28,655      33,431
          120,000                   12,052      24,103       30,129       36,155      42,181
          150,000                   15,802      31,603       39,504       47,405      55,306
          180,000                   18,302      36,603       45,754       54,905      64,056
          200,000                   18,302      36,603       45,754       54,905      64,056

----------
(1) Effective from 1989 through 1993, no more than $200,000 of compensation (adjusted for inflation) may be recognized for the purpose of computing average annual compensation. Subsequent to 1993, no more than $150,000 of compensation (adjusted for inflation) may be recognized for such purpose.

(2) Messrs. Setola, Sinha, Posner, Kwiatkowski and Manzer have, respectively, 9 years, 19 years, 22 years, 7 years, and 6 years of credited service under the Retirement Plan.
(3) The estimated pension amounts payable to members upon retirement are computed based on a life annuity payable at age 65 and are not subject to any deduction for social security amounts due the employee.

Certain Employment Agreements

      The Setola Agreement. On December 29, 1998 (the "Filing Date"), Salant filed a voluntary petition under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court for the Southern District of New York (the "1998 Case") in order to implement a restructuring of its 101/2% Senior Secured Notes due December 31, 1998. Salant also filed its plan of reorganization (the "Plan") with the Bankruptcy Court on the Filing Date in order to implement its restructuring. In connection with the Plan, the Company entered into an employment agreement with Michael J. Setola, Chairman and Chief Executive Officer of the Company, effective May 11, 1999 (the "Setola Agreement").

      Pursuant to the terms of the Setola Agreement, Mr. Setola serves as the Chairman of the Board and Chief Executive Officer of the Company through December 31, 2000. Thereafter, the term of employment is automatically renewed for successive one year terms, unless notice by either party shall have been given within one hundred eighty (180) days prior to the expiration of the then existing term. The Setola agreement was automatically renewed through December, 2001. The Setola Agreement provides for the payment of a base salary in the amount of $700,000 for 2000. For each year following 2000 that the term of Mr. Setola's employment under the Setola Agreement is automatically renewed, the annual base salary shall be equal to the base salary in effect for the immediately preceding year plus $75,000.

      For 2000 and beyond, the Setola Agreement provides that Mr. Setola is entitled to receive an annual bonus: (i) if the Company attains 100% of its projected earnings as set forth in its business plan for a fiscal year (the "Targeted Earnings"), in an amount equal to 100% of his salary for such fiscal year; (ii) if the Company exceeds 100% of the Targeted Earnings for a fiscal year, in an amount equal to the sum of (A) 100% of his salary for such fiscal year plus (B) 1% of his salary for each full 1% by which the Company exceeds the Targeted Earnings; (iii) if the Company exceeds 90% but does not attain at least 100% of its Targeted Earnings, in an amount equal to (A) 100% of his salary for such fiscal year minus (B) 2% of his salary for such fiscal year for each full 1% by which the Company's performance for that fiscal year is less than the Targeted Earnings; and (iv) if the Company attains 90% of its Targeted Earnings, in an amount equal to 80% of his salary for such fiscal year. No portion of any such bonus is guaranteed. Any bonus earned by Mr. Setola during the Company's fiscal year will be paid to Mr. Setola within 90 days following the close of such year. In accordance with the foregoing, a bonus in respect of the Company's 2000 fiscal year was paid to Mr. Setola in the aggregate amount of $700,000.

      If Mr. Setola's employment is terminated prior to the end of any fiscal year other than as a result of a "change of control" (as defined in the Setola Agreement), the amount of Mr. Setola's annual bonus will be calculated on the basis of the results of the full fiscal year and prorated based upon the proportion that the number of months of employment completed during the fiscal year bears to 12.

      Consistent with the Setola Agreement, in 1999 Mr. Setola received a grant of options to purchase 2.5% of the issued and outstanding shares of the Company's Common Stock on a fully diluted basis. The options: (i) have an exercise price per share of $4.125; (ii) became fully vested on December 31, 2000; and (iii) have a duration of 10 years. Upon a "change of control" during the period that Mr. Setola shall be employed by the Company then to the extent that the aggregate value derived by Mr. Setola from the options is less than an amount equal to the greater of (A) 0.8% of the aggregate value of the consideration received by the Company or its shareholders in connection with the "change of control" and (B) $675,000, the Company shall immediately after the "change of control," make a lump sum cash payment to Mr. Setola equal to such difference, but such amount shall be reduced pro rata based on the number of shares of Common Stock acquired upon any exercise of an option and sold or otherwise disposed of by Mr. Setola prior to such "change of control."

      The Setola Agreement provides that if Mr. Setola's employment is terminated (i) by the Company without "cause" or other than as a result of death or "disability" or (ii) by Mr. Setola for "good reason," Mr. Setola shall be entitled to: (A) base salary through the date of termination; (B) base salary at the annualized rate then in effect from the date of termination until (1) in the event that termination shall occur prior to a "change of control," the 12-month anniversary of the date of termination, or (2) in the event termination shall occur after a "change of control," the earlier of (x) the 12-month anniversary of the date of termination and (y) December 31, 2000 (the "Setola Severance Period"); (C) pro-rated bonus;
(D) continued participation in Company benefit plans during the Setola Severance Period; (E) the right to exercise each stock option then held by Mr. Setola, each of which shall remain exercisable until the earlier of (1) 6 months following the date of termination and (2) the remainder of the exercise period of each such option; and (F) any other amounts earned, accrued or owing to Mr. Setola through the date of termination but not yet paid under the Setola Agreement.

      The Sinha Agreement. Mr. Sinha is a party to an agreement, dated as of February 1, 1999, and amended by letter agreements dated July 1, 1999 and March 28, 2001, (collectively, the "Sinha Agreement") which provides for his employment as Chief Operating Officer and Chief Financial Officer of the Company, effective February 1, 1999 through December 31, 2001. The Sinha Agreement provides for the payment of a base salary in the amount of $325,000 per annum until December 31, 1999, $350,000 for the year 2000 and $400,000 for the year 2001. Under the terms of the Sinha Agreement, Mr. Sinha is entitled to receive a bonus (the "Bonus") in accordance with the following schedule comparing the Company's performance during each fiscal year that ends within a particular year of employment, to operating targets for each such fiscal year: if the Company's actual pre-tax income in a fiscal year is equal to or greater than 100% of the budgeted pre-tax income for such year, Mr. Sinha shall receive a cash bonus equal to 60% of his base salary. If the actual pre-tax income is less than 100% of the budgeted pre-tax income, the bonus shall be reduced by 1.2% for each full 1% decrease. If the actual pre-tax income exceeds 100% of the budgeted pre-tax income, Mr. Sinha shall receive an additional cash bonus equal to 1% of his annual base salary, for each full 1% increment by which actual pre-tax income exceeds the budgeted pre-tax income. In accordance with the foregoing, a bonus in respect of the Company's 2000 fiscal year was paid to Mr. Sinha in the aggregate amount of $210,000. If Mr. Sinha's employment is terminated by him for "good reason" (as defined in the Sinha Agreement) or by the Company without cause, Mr. Sinha will receive: (i) salary through the date of termination; (ii) his base salary at the annualized rate on the date his employment ends for a period ending on the later of (x) the Employment Period (as defined in the Sinha Agreement) or (y) twelve months following termination;
(iii) any pro-rata bonus earned in the year his employment ends; (iv) the right to exercise any stock options (whether or not then vested) for six months from the date his employment ends; (v) any amounts earned, accrued or owing to Mr. Sinha but not yet paid under the Sinha Agreement; (vi) continued participation in Company benefit plans until the earlier of the end of the Employment Period or the date Mr. Sinha receives equivalent coverage and benefits under the plans of a subsequent employer; and (vii) any other benefits then due or earned under the applicable plans and programs of the Company. If Mr. Sinha's employment ends as a result of death or disability (as defined in the Sinha Agreement) he will receive (i) his base salary through the date of death or disability and any bonus for any fiscal year earned but not yet paid, (ii) any pro-rata bonus earned through the date of death or disability, (iii) in the case of death only, a lump sum payment equal to three months salary, (iv) the right to exercise any stock option (whether or not vested) for a one year period and (v) any amounts earned, accrued or owing to Mr. Sinha under The Sinha Agreement but not yet paid. Pursuant to the Sinha Agreement, Mr. Sinha received a grant of non-qualified stock options representing the right to purchase 100,000 shares of the Company's Common Stock pursuant to the Stock Award and Incentive Plan. The Sinha Agreement provides that the stock options shall have an exercise price equal to the fair market value at the date of grant. All stock options outstanding will immediately vest upon a "Change of Control" (as defined in the Sinha Agreement).

      Severance/Retention Plan. The compensation arrangements for Messrs. Manzer, Kwiatkowski and Posner require, among other things, severance in accordance with Company policy plus an additional period of salary continuation of up to a maximum of six months following their termination by the Company for reasons other than cause or voluntary resignation.

Compensation Committee Interlocks and Insider Participation

      The members of the Company's Compensation and Stock Plan Committees during fiscal year 2000 were Messrs. Embry and Empson and Ms. Lynch, none of whom was
(i) during the 2000 fiscal year, an officer of the Company or any of its subsidiaries, or (ii) formerly an officer of the Company or any of its subsidiaries.

Joint Report of the Compensation and Stock Plan Committee on Executive Compensation

      This report sets forth the compensation policies that guide decisions of the Compensation and Stock Plan Committees with respect to the compensation of the Company's executive officers. This report also reviews the rationale for pay decisions that affected Mr. Setola during the fiscal year, and, in that regard, offers additional insight into the figures that appear in the compensation tables which are an integral part of the overall disclosure of executive compensation. Any consideration of pay-related actions that may become effective in future fiscal years are not reported in this statement.

      Committee Responsibility. The central responsibility of the Compensation Committee is to oversee compensation practices for the Company's executive officers. In this capacity, it reviews salaries, benefits, and other compensation paid to the Company's executive officers and recommends actions to the full Board with respect to these matters. The Stock Plan Committee administers the Company's Stock Award and Incentive Plan and, in this role, is responsible for granting stock options to all of the Company's eligible employees, including its officers.

      Statement of Compensation Policy. In the context of their oversight roles, the Compensation and Stock Plan Committees are dedicated to ensuring that the Company's financial resources are used effectively to support the achievement of its short-term and long-term business objectives. In general, it is the policy of the Company that executive compensation: (a) reflect relevant market standards for individuals with superior capabilities so as to ensure that the Company is effectively positioned to recruit and retain high-performing management talent; (b) be driven substantially by the Company's performance as measured by the achievement of internally generated earnings targets; and (c) correlate with share price appreciation, thereby coordinating the interests of management and shareholders. Percentile objectives are not specified in setting executive compensation.

      The members of the Compensation and Stock Plan Committees believe that the Company's executive compensation program is well structured to achieve its objectives. These objectives are satisfied within the context of an overall executive pay system that is comprised of a market driven base salary, variable incentive compensation and options to purchase the Company's Common Stock.

      Description of Compensation Practices. It is the Company's practice to enter into employment agreements with its executive officers. These agreements specify the various components of compensation, including, among others, base salary and incentive compensation.

      Base Salary. Base salaries for the Company's executive officers are defined in their respective employment agreements, and, in the view of the Compensation Committee, reflect base pay levels that generally are being commanded by high-quality management in the marketplace. The Compensation Committee's normal practice is to review each executive officer's salary at the time of contract renewal, at which point adjustments are recommended to ensure consistency with pay expectations in the apparel industry and to reflect the extent of the executive's contribution to corporate performance over time.

      Incentive Compensation. Incentive compensation payments to executive officers are based on the Company's performance and are intended to motivate the Company's executive officers to maximize their efforts to meet and exceed key earnings goals. The specific terms of each incentive arrangement are individually negotiated, but, in general, executive officers can earn incremental cash compensation based on the extent to which the Company achieves and exceeds annual earnings targets. Ordinarily, executive officers are paid a fixed cash award in years when pre-tax income equals 100% of the annual business plan. Smaller awards are paid when earnings fall below plan levels, and greater payments are made when results exceed plan levels. There is no limit on the overall incentive opportunity; however, in a year in which operating income falls below 90% of the annual business plan, no incentive compensation payments are made.

      Stock Plans. The Company reinforces the importance of producing attractive returns to shareholders over the long term through the operation of its Stock Award and Incentive Plan to provide recipients with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value reflected in an increase in the price of Company shares. Exercise prices of options are ordinarily equal to 100% of the fair market value of the Company's shares on the date of grant of the option. This ensures that executives will derive benefits while shareholders realize corresponding gains. To encourage a long-term perspective, options are assigned a 10-year term, and most options become exercisable in equal installments on the grant date and the first and second anniversaries of the date of grant. Stock options grants to executive officers typically are considered when employment agreements are initiated or renewed. The Stock Plan Committee has based its decision to grant stock options on (i) competitive factors, (ii) its understanding of current industry compensation practices and
(iii) its assessment of individual potential and performance. By granting stock options, the Committee is not only addressing market demands with respect to total compensation opportunities, but is also effectively reinforcing the Company's policy of encouraging executive stock ownership in support of building shareholder value. The Stock Plan Committee made recommendations for option grants to management personnel in 2000.

      Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of such taxable year. The Company's policy is, primarily, to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value. Where it is consistent with this compensation philosophy, the Committees will also attempt to structure compensation programs that are tax-deductible by the Company.

      Compensation of the Chief Executive Officer. Mr. Setola's compensation represents a negotiated rate that reflects market prices for executives of his caliber and experience. Mr. Setola's base salary for fiscal year 2000, was $700,000. Mr. Setola received no fees for his service as Chairman of the Board. In addition to his salary, Mr. Setola received a bonus of $700,000 for fiscal year 2000 in accordance with the formula set forth in the Setola Agreement. The Board deemed such bonus and Mr. Setola's total compensation appropriate in light of Mr. Setola's contributions to the Company. See "Certain Employment Agreements".

      Summary. The Compensation and Stock Plan Committees are responsible for a variety of compensation recommendations and decisions affecting the Company's executive officers. By conducting their decision-making within the context of a highly integrated, multicomponent framework, the Committees ensure that the overall compensation offered to executive officers is consistent with the Company's interest in providing competitive pay opportunities which reflect its pay-for-performance orientation and support its short-term and long-term business mission. The Compensation and Stock Plan Committees will continue to actively monitor the effectiveness of the Company's executive compensation plans and assess the appropriateness of executive pay levels to assure prudent application of the Company's resources.

   Compensation Committee                       Stock Plan Committee
   ----------------------                       --------------------
Talton R. Embry, Chairperson                Talton R. Embry, Chairperson
      G. Raymond Empson                           G. Raymond Empson
     Rose Peabody Lynch                          Rose Peabody Lynch

                               PERFORMANCE GRAPH

      The following graph and table compares the cumulative total shareholder return on Salant Common Stock with the cumulative total shareholder returns of
(i) the S&P 500 Textile-Apparel Manufacturers index and (ii) the Wilshire 5000 index, from December 1995 to December 2000. The return on the indices is calculated assuming the investment of $100 on December 31, 1995 and the reinvestment of dividends.

                              [LINE GRAPH OMITTED]

                      Base
                     Period
Company/Index Name   Dec-95     Dec-96      Dec-97      Dec-98      Dec-99      Dec-00
------------------   ------     ------      ------      ------      ------      ------
SALANT ..........     $100     $ 80.65     $ 45.16     $  1.21     $  2.37     $  2.15

WILSHIRE 5000 ...      100      121.21      159.14      196.42      242.70      216.15

S&P TEXTILE .....      100      137.39      148.16      128.22       95.69      113.65

                 CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

      No transactions have occurred since January 2, 2000 (the first day of Salant's 2000 fiscal year) to which Salant was, or is to be, a party and in which directors, executive officers or control persons of Salant, or their associates, had or are to have a direct or indirect material interest.

                      INFORMATION CONCERNING THE COMPANY'S
                              INDEPENDENT AUDITORS

      Deloitte & Touche LLP, currently serves as independent auditors for the Company. Deloitte & Touche LLP and its predecessors have served as independent auditors for Salant since 1951. Upon the recommendation of the Audit Committee, the Board appointed Deloitte & Touche LLP to serve as Salant's independent auditors to audit its books and accounts for its 2001 fiscal year which ends on December 29, 2001. Such appointment was ratified by the stockholders at Salant's annual meeting held on May 9, 2000. A representative of Deloitte & Touche LLP will be present at the year 2001 Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

                                   AUDIT FEES

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $240,750.

                      FINANCIAL INFORMATION SYSTEMS DESIGN
                            AND IMPLEMENTATION FEES

      No services were performed by or fees billed for the professional services rendered by Deloitte in connection with financial information systems design and implementation projects for the year ended December 30, 2000.

                                 ALL OTHER FEES

      The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" were $37,814.

      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Any proposal of a stockholder to be presented at the Annual Meeting of Stockholders in 2002 must be received by the Assistant Secretary of Salant at its principal offices, prior to 5:00 p.m., New York City time, on December 15, 2001, in order to be considered for inclusion in Salant's 2002 proxy materials. Any such proposal must be in writing and signed by the stockholder.

                                 OTHER MATTERS

      Management knows of no other matters that will be presented at the Annual Meeting. If any other matters arise at the Annual Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

                                 ANNUAL REPORT

      The Company's Annual Report on Form 10-K for the year ended December 30, 2000, including financial statements, is being mailed herewith. If, for any reason you do not receive your copy of the Annual Report, please contact William
R. Bennett, Assistant Secretary, Salant Corporation, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

                                        By Order of the Board of Directors,


                                        /s/ William R. Bennett

                                        William R. Bennett
                                        Assistant Secretary

EXHIBIT A

                               SALANT CORPORATION

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

                                  May 9, 2000

I. PURPOSE

      The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors ("Board") of Salant Corporation ("Salant" the "Corporation") in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation's internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Corporation's auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

      o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

      o Review and appraise the audit efforts and fees of the Corporation's independent accountants and of the internal auditing department.

      o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

      The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

      In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with Section IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties to the Corporation and the Board, the Committee shall:

      1. Review and update this Charter periodically, at least annually, as conditions dictate.

      2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

      3. Review the regular internal reports to management prepared by the Corporation's Controller ("Controller") or internal auditing department and management's response thereto.

      4. Review with financial management and the independent accountants the SEC Forms 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

      5. Recommend to the Board the selection of the Corporation's independent accountants ("Accountants"), considering independence and effectiveness, and approve the fees and other compensation to be paid to the Accountants. On an annual basis, the Committee should review and discuss with the Accountants all significant relationships the Accountants have with the Corporation to determine the Accountants' independence.

      6. Review the performance of the Accountants and recommend to the Board, the discharge of the Accountants when circumstances warrant.

      7. Periodically consult with the Accountants out of the presence of Corporation management about internal controls and the fullness and accuracy of the organization's financial statements.

      8. In consultation with the Accountants and the Controller or internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

      9. Consider the Accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

      10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the Accountants, management, the Controller or the internal auditing department.

      11. Establish regular and separate systems of reporting to the Committee by each of management, the Accountants, the Controller or the internal auditors regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

      12. Following completion of the annual audit, review separately with each of management, the Accountants and the Controller or internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      13. Review any significant disagreement among management and the Accountants or the internal auditing department in connection with the preparation of the financial statements.

      14. Review with the Accountants, the Controller, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time, subsequent to implementation of changes or improvements, as decided by the Committee.

Ethical and Legal Compliance

      15. Review and update periodically the Corporation's Code of Conduct or similar guidelines ("Code") and ensure that management has established a system to enforce this Code.

      16. Review management's monitoring of the Corporation's compliance with the organization's Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

      17. Review activities, organizational structure, and qualifications of the internal audit department.

      18. Review with the organization's counsel, legal compliance matters including corporate securities trading policies.

      19. Review with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

      20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

This proxy when properly executed will be voted in the manner described by the executing stockholder. If no direction is made, the proxy will be voted for the proposal set forth herein. Any prior proxy is hereby revoked.

Please mark your votes as indicated in this example |X|

1.    Election of Directors.

      FOR the nominees                                  WITHHOLD
     listed to the right                               AUTHORITY
      (except as marked                         to vote for the nominees
       to the contrary)                            listed to the right

            |_|                                           |_|

NOMINEES: G. Raymond Empson and Ben Evans

(INSTRUCTION: To withhold authority to vote for the nominee, print the name in the space provided below.)

________________________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:____________________________________________________________________, 2001

________________________________________________________________________________
                                 Signature/Title

________________________________________________________________________________
                            Signature If Held Jointly

                   PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                Admission Ticket

                                Annual Meeting of
                        Salant Corporation Stockholders

                             Wednesday, May 23, 2001
                                   10:00 a.m.
                  Salant Corporation Headquarters, 36th Floor
                          1114 Avenue of the Americas
                            New York, New York 10036

================================================================================
                                     Agenda

      *     Election of 2 Directors
      *     Informal discussion among stockholders and management in attendance

================================================================================

REVOCABLE PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               SALANT CORPORATION

      The undersigned hereby appoints Awadhesh K. Sinha and William R. Bennett proxies, each with power to act without the other and with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of stock of Salant Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Corporation to be held May 23, 2001 at 10:00 a.m. or any postponement or adjournment thereof.

      The Board of Directors recommends a vote FOR the nominees for Director.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                               SALANT CORPORATION

                         Annual Meeting of Stockholders

                            May 23, 2001, 10:00 a.m.
                   Salant Corporation Headquarters, 36th Floor
                          1114 Avenue of the Americas
                            New York, New York 10036